UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 19, 2006
LHC Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	8082 (Commission File Number)	71-0918189 (I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A, Lafayette, LA		70503
(Address of Principal Executive Offices)		(Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 19, 2006, LHC Group, Inc. (the “Company”) issued a press release announcing its intention to acquire a 67% ownership interest in Stanocola Home Health (“Stanocola”), based in Baton Rouge, Louisiana.
     The transaction is expected to be completed in early February 2006. Stanocola reported net revenue for 2005 of approximately $2.2 million and currently has an active census of approximately 130 patients. The new joint venture will continue to operate in Stanocola’s current location, and will also maintain two offices in the Baton Rouge service area.
Item 9.01 Financial Statements and Exhibits.
     A copy of the Company’s press release concerning intent to acquire Stanocola is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ R. Barr Brown
R. Barr Brown
Senior Vice President and Chief Financial Officer

Dated: January 23, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated January 19, 2006